Exhibit 8(e)(1)

Amendment No. 8 to Participation Agreement (MFS)

ADDENDUM TO PARTICIPATION AGREEMENT

Amendment No. 8 to the Amended and Restated Participation Agreement, dated as of July 1, 2001, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and TRANSAMERICA LIFE INSURANCE COMPANY (the “Agreement”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Effective September 1, 2005

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Retirement Builder Variable Annuity Account March 29, 1996

Transamerica Life

Insurance Company

Policy Form No.

AV288 101 985 796

(including successor forms, addenda

and endorsements-may vary by state)

under marketing names:

“Retirement Income Builder II

Variable Annuity” and “Portfolio

Select Variable Annuity”

		Initial and Service	MFS Emerging Growth Series MFS Investors Growth Stock Series MFS New Discovery Series MFS Research Series MFS Total Return Series MFS Utilities Series

Legacy Builder Variable Life Separate Account November 20, 1998	Transamerica Life Insurance Company Policy Form No. WL851 136 58 699 under the marketing name “Legacy Builder Plus” and “Estate Enhancer”	Initial	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA B January 19, 1990	Transamerica Life Insurance Company Policy Form No. AV720 101 148 102 under the marketing name “Transamerica Landmark Variable Annuity” and “Transamerica Freedom Variable Annuity”	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA C February 20, 1997	Transamerica Life Insurance Company Policy Form No. AV710 101 147 102 under the marketing name “Transamerica EXTRA Variable Annuity”	Service	MFS Total Return Series MFS New Discovery Series

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA D February 20, 1997	Transamerica Life Insurance Company Policy Form No. AV474 101 122 1099 under the marketing name “Transamerica Access Variable Annuity”	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA E February 20, 1997

Transamerica Life

Insurance Company

Policy Form No.

AV288 101 985 796

(including successor forms, addenda

and endorsements-may vary by state)

under the marketing name

“Privilege Select Variable Annuity”

		Initial	MFS Research Bond Series MFS Capital Opportunities Series MFS Emerging Growth Series MFS Investors Growth Stock Series MFS New Discovery Series MFS Research Series MFS Utilities Series

Separate Account VA F May 15, 2000

Transamerica Life

Insurance Company

Policy Form No.

AV288-101-985-796

(including successor forms, addenda

and endorsements-may vary by state)

under the marketing name

“Premier Asset Builder

Variable Annuity”

		Service	MFS Emerging Growth Series MFS Investors Growth Stock Series MFS Utilities Series

Separate Account VA I May 15, 2000	Transamerica Life Insurance Company Policy Form No. AV288-101-985-796 (including successor forms, addenda and endorsements-may vary by state) under the marketing name “Principal-Plus Variable Annuity”	Service	MFS Investors Growth Stock Series MFS Research Series MFS Total Return Series

Separate Account VA J May 15, 2000	Transamerica Life Insurance Company Policy Form No. AVI 200 1 0100 (including successor forms, addenda and endorsements-may vary by state) under the marketing name “Immediate Income Builder II”	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA K July 10, 2001	Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing name “Retirement Income Builder - BAI Variable Annuity”	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA L July 10, 2001	Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing name “Transamerica Preferred Advantage Variable Annuity”	Service	MFS Emerging Growth Series MFS New Discovery Series MFS Research Series MFS Utilities Series

PFL Corporate Account One October 10, 1998	Transamerica Life Insurance Company Policy Form No. WL 712 136 84 798 Under the marketing name “Advantage V”	Initial and Service

MFS Research Bond Series

MFS Capital Opportunities Series

MFS Emerging Growth Series

MFS Investors Growth Stock Series

MFS New Discovery Series

MFS Research Series

MFS Utilities Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS Total Return Series

MFS High Income Series

MFS Strategic Income Series

MFS Global Equity Series

MFS Value Series

Separate Account VA Q November 26, 1001	Transamerica Life Insurance Company Policy Form No. AV864 101 165 103	Service	MFS Research Bond Series MFA Investors Growth Stock Series MFS New Discovery Series MFS Research Series MFS Utilities Series

Separate Account VA R November 26, 2001	Transamerica Life Insurance Company Policy Form No. AV1025101 178 903	Service	MFS New Discovery Series MFS Total Return Series

Separate Account VA S November 26, 2001	Transamerica Life Insurance Company Policy Form No. AV865 101 167 103 Under marketing name “Huntington Allstar Select”	Service	MFS Research Bond Series MFS Investors Growth Stock Series MFS Total Return Series

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA X May 15, 2001	Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903 under the marketing name “Transamerica Principium Advisor”	Service	MFS New Discovery Series MFS Total Return Series

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY By its authorized officer,

By:	/s/ Priscilla I. Hechler
Priscilla I. Hechler
Assistant Secretary

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually,

By:	/s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its authorized officer,

By:	/s/ Jeffrey N. Carp
Jeffrey N. Carp
Executive Vice President